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                                                               Exhibit 23.2

                           CONSENT OF INDEPENDENT AUDITORS

We Consent to the incorporation by reference in the Registration Statement (Form S-8) of Olympic Financial Ltd. pertaining to the Olympic Financial Ltd. 1996-2000 Restricted Stock Election Plan, of our report dated January 19, 1996, with respect to the consolidated financial statements, as amended, of Olympic Financial Ltd. included in its Annual Report (Form 10-K/A-2) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP


Minneapolis, Minnesota
June 6, 1996